UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  January 27, 2010
ISLAND BREEZE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53452	27-1742696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 North America Way, Suite 201 Miami, Florida	33132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	305-416-6402

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

Island Breeze International, Inc. (the “Company”), a Delaware corporation whose Class A Common Stock trades on the OTC Bulletin Board under the symbol IBII, entered into a drawdown equity financing agreement and registration rights agreement (the “Financing Agreement”) with Auctus Private Equity Fund, LLC (“Auctus”).

Under the terms of the agreement, Auctus has committed, subject to certain conditions, to purchase up to $10 million of the Company’s Class A Common stock over a term of three years.  Although the Company is not obligated to sell shares under  the equity financing facility, the Financing Agreement gives the Company the option to sell Auctus Class A Common Shares at a per share purchase price of  equal to 95% of the lowest closing bid price during the five trading days following the Company’s deliver of  notice to Auctus (the “Notice”).  At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice.     The maximum number of shares of Class A Common Stock that the Company can include in any Notice is the greater of: (i) shares with a purchase price of $150,000 or (ii) 200% of the average daily trading volume based on ten days preceding the drawdown notice date.

Auctus is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale under the Securities Act of 1933.  The Company is obligated to file a registration statement within 90 days and to use all commercially reasonable efforts to have such registration statement declared effective within 120 days of filing.

The Company issued and delivered 50,000 shares of its Class A Common Stock to Auctus as an origination fee with respect to the subject transaction.

The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Drawdown Equity Financing Agreement dated January 25, 2010 and the Registration Rights Agreement dated January 25, 2010, both of which are filed as Exhibits 4.6 and 4.7 to this Current Report of Form 8-K and incorporated herein by reference.

The information contained in this report, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.  The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 9.01      Exhibits

4.6	Drawdown Equity Financing Agreement between Island Breeze International, Inc. and Auctus Private Equity Fund, LLC dated January 25, 2010

4.7	Registration Rights Agreement between Island Breeze International, Inc. and Auctus Private Equity Fund, LLC dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLAND BREEZE INTERANTIONAL, INC.

Date: January 27, 2010	By:	/s/ Steven G. Weismann
Steven G. Weismann, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.6	Drawdown Equity Financing Agreement
4.7	Registration Rights Agreement